Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Unless the context otherwise requires, when used in this Exhibit 99.2, the terms “Genesee & Wyoming”, “G&W” and the “Company” refer to Genesee & Wyoming Inc. and its subsidiaries. All references to currency amounts included in this Exhibit 99.2, including the statement of operations are in United States dollars unless specifically noted otherwise.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 is based upon Genesee & Wyoming’s historical consolidated statement of operations for the year ended December 31, 2012 and RailAmerica, Inc.’s (“RailAmerica”) historical consolidated statements of operations for the nine months ended September 30, 2012 (pre-acquisition) and the period from October 1, 2012 (date of G&W’s acquisition of RailAmerica) to December 28, 2012 (the effective date of G&W’s control of RailAmerica as described below), as if G&W’s acquisition, control of and related financing of RailAmerica were consummated as of January 1, 2012. G&W considers the RailAmerica financial statements for the period ended December 28, 2012 to be representative of and materially consistent with RailAmerica’s financial statements for the three months ended December 31, 2012 and therefore are presented inclusive to December 31, 2012.

The unaudited pro forma condensed combined statement of operations should be read in conjunction with (1) the accompanying notes to the unaudited pro forma condensed combined statement of operations, (2) Genesee & Wyoming’s audited consolidated financial statements and related notes included in Genesee & Wyoming’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “G&W 2012 10-K”) previously filed with the Securities and Exchange Commission (“SEC”), (3) the audited consolidated statement of operations and related notes of RailAmerica for the period from October 1, 2012 to December 28, 2012 included in the G&W 2012 10-K previously filed with the SEC and (4) the unaudited consolidated financial statements of RailAmerica for the nine months ended September 30, 2012 and 2011 included in this Current Report on Form 8-K.

Immediately following Genesee & Wyoming’s acquisition of RailAmerica on October 1, 2012, the shares of RailAmerica were held in a voting trust while the United States Surface Transportation Board (“STB”) considered Genesee & Wyoming’s control application, which application was approved with an effective date of December 28, 2012. Genesee & Wyoming accounted for the earnings of RailAmerica using the equity method of accounting while the shares were held in trust. Between October 1, 2012 and December 28, 2012, Genesee & Wyoming recognized income from its equity investment in RailAmerica of $15.6 million. In accordance with U.S. GAAP, a new accounting basis was established for RailAmerica on October 1, 2012 for its stand-alone financial statements. Upon approval of the STB to control RailAmerica, the preliminary allocation of fair value to the acquisition assets and assumed liabilities were consolidated with Genesee & Wyoming’s assets and liabilities as of December 28, 2012.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 is based on preliminary estimates and assumptions of the fair values of the assets acquired and liabilities assumed, which, while considered reasonable under the circumstances, are subject to changes which may be material. The final allocation of fair value to RailAmerica’s assets and liabilities is subject primarily to completion of an assessment of the acquisition-date fair values of acquired non-current assets, deferred taxes and other tax matters, and contingent liabilities. The pro forma adjustments are described in the accompanying footnotes. The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations have been limited to only those adjustments that are: directly attributable to the transaction, factually supportable and expected to have a continuing impact on Genesee & Wyoming’s financial results.

In addition, the pro forma condensed combined statement of operations for the year ended December 31, 2012 does not include the impact of any potential operating efficiencies, savings from expected synergies, costs to integrate the operations or costs necessary to achieve savings from expected synergies or the impact of derivative instruments that Genesee & Wyoming has entered into or may enter into to mitigate interest rate or currency exchange rate risk. The unaudited pro forma condensed combined statement of operations is for information purposes only and is not necessarily an indication of the results of operations of Genesee & Wyoming that would have been achieved had the acquisition and control of RailAmerica and the related financing thereof been completed as of January 1, 2012 or that may be achieved in the future.

Genesee & Wyoming Inc.

Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2012

(dollars in thousands, except per share amounts)

(unaudited)

			RailAmerica
			For the Period
			from
	G&W	RailAmerica	October 1,
	For the Year	For the Nine	2012
	Ended	Months Ended	(Acquisition) to				Acquisition/
	December 31,	September 30,	December 28,				Financing
	2012	2012	2012	Adjustments		Combined	Adjustments		Pro Forma
OPERATING REVENUES	$874,916	$454,956	$151,065	$—		$1,480,937	$(16,697	) b.	$1,464,240
OPERATING EXPENSES	684,594	367,157	124,928	—		1,176,679	(54,978	) c.	1,121,701

INCOME FROM OPERATIONS	190,322	87,799	26,137	—		304,258	38,281		342,539
Interest income	3,725	48	18	—		3,791	—		3,791
Interest expense	(62,845)	(32,490)	(108)	—		(95,443)	13,053	d.	(82,390)
Contingent forward sale contract mark-to-market expense	(50,106)	—	—	—		(50,106)	50,106	e.	—
Other income/(expense), net	2,300	(86,992)	9	—		(84,683)	—		(84,683)

Income/(loss) from continuing operations before income taxes and income from equity investment	83,396	(31,635)	26,056	—		77,817	101,440		179,257
(Provision for)/benefit from income taxes	(46,402)	8,271	(10,250)	—		(48,381)	(15,664	) f.	(64,045)
Income from equity investment, net	15,557	—	—	(15,557	) a.	—	—		—

Income/(loss) from continuing operations, net of taxes	52,551	(23,364)	15,806	(15,557)		29,436	85,776		115,212
Less: Net loss attributable to noncontrolling interest	—	(489)	—	—		(489)	—		(489)

Income/(loss) from continuing operations attributable to GWI, net of taxes	52,551	(22,875)	15,806	(15,557)		29,925	85,776		115,701
Series A-1 Preferred Stock dividend	4,375	—	—			4,375	13,125	g.	17,500

Income/(loss) available to common stockholders	$48,176	$(22,875)	$15,806	$(15,557)		$25,550	$72,651		$98,201

Basic earnings per common share from continuing operations	$1.13								$2.06

Weighted average shares—Basic	42,693						4,896	h.	47,589

Diluted earnings per common sharefrom continuing operations	$1.02								$1.96

Weighted average shares—Diluted	51,316						(1,088	) h.	50,228

The accompanying notes are an integral part of this pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

1. BASIS OF PRESENTATION:

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 is based upon Genesee & Wyoming’s historical consolidated statement of operations for the year ended December 31, 2012 and RailAmerica’s historical consolidated statements of operations for the nine months ended September 30, 2012 and the period from October 1, 2012 to December 28, 2012, as if Genesee & Wyoming’s acquisition and control of RailAmerica and related financing had been consummated as of January 1, 2012. The Company considers the RailAmerica financial statements for the period ended December 28, 2012 to be representative of and materially consistent with RailAmerica’s financial statements for the three months ended December 31, 2012 and therefore are presented inclusive to December 31, 2012.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 is based on preliminary estimates and assumptions of the fair values of the assets acquired and liabilities assumed, which, while considered reasonable under the circumstances, are subject to changes which may be material. The final allocation of fair value to RailAmerica’s assets and liabilities is primarily subject to completion of an assessment of the acquisition-date fair values of acquired non-current assets, deferred taxes and other tax matters, and contingent liabilities. The pro forma adjustments are described in these footnotes. The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 have been limited to only those adjustments that are: directly attributable to the transaction, factually supportable and expected to have a continuing impact on Genesee & Wyoming’s financial results. In addition, the pro forma condensed combined statement of operations for the year ended December 31, 2012 does not include the impact of any potential operating efficiencies, savings from expected synergies, costs to integrate the operations or costs necessary to achieve savings from expected synergies or the impact of derivative instruments that Genesee & Wyoming has entered into or may enter into to mitigate interest rate or currency exchange rate risk.

The unaudited pro forma condensed combined statement of operations should be read in conjunction with (1) these notes to the unaudited pro forma condensed combined statement of operations, (2) Genesee & Wyoming’s audited consolidated financial statements and related notes included in the G&W 2012 10-K, (3) the audited consolidated financial statements and related notes of RailAmerica for the period from October 1, 2012 to December 28, 2012 included in the G&W 2012 10-K and (4) the unaudited consolidated financial statements of RailAmerica for the nine months ended September 30, 2012 and 2011 included in this Current Report on Form 8-K.

2. ACQUISITION AND RELATED FINANCING

On October 1, 2012, the Company acquired 100% of RailAmerica’s outstanding shares for cash at a price of $27.50 per share and, in connection with such acquisition, the Company repaid RailAmerica’s term loan and revolving credit facility. The calculation of the total consideration for the RailAmerica acquisition is presented below (dollars in thousands, except share and per share amounts):

RailAmerica outstanding shares acquired	49,933,964
Cash purchase price per share	$27.50

1,373,184
Payment of RailAmerica’s outstanding debt	659,198

Cash consideration	2,032,382
Impact of pre-acquisition share-based awards	9,400

Total consideration	$2,041,782

The Company financed the $1.4 billion cash purchase price for RailAmerica’s common stock, the refinancing of $1.2 billion of the Company’s and RailAmerica’s outstanding debt prior to the acquisition, as well as transaction and financing related expenses with approximately $1.9 billion of debt from a new five-year Senior Secured Syndicated Facility (the “New Credit Agreement”), $475.5 million of gross proceeds from the Company’s public offerings of Class A Common Stock and Tangible Equity Units (“TEUs”) completed in September 2012 and $350.0 million through a private issuance of mandatorily convertible preferred stock (the “Series A-1 Preferred Stock”) to affiliates of Carlyle Partners V, L.P. (collectively, “Carlyle”) pursuant to an investment agreement (the “Investment Agreement”).

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

3. PRO FORMA ADJUSTMENTS:

The RailAmerica columns reflect RailAmerica’s actual consolidated statements of operations for the nine months ended September 30, 2012 (pre-acquisition) and for the period from October 1, 2012 (date of acquisition) to December 28, 2012. RailAmerica’s other (expense)/income, net for the nine months ended September 30, 2012 included $88.1 million ($55 million after - tax) of costs associated with the redemption of $592.0 million of its 9.25% senior secured notes in January 2012 that represent nonrecurring expenses but do not qualify for exclusion from the pro forma results under Article 11 of Regulation S-X of the Securities Exchange Act of 1934, as amended.

Adjustments

a.	Represents the elimination of the Company’s net income from its equity investment in RailAmerica of $15.6 million ($15.8 million of net income reported by RailAmerica less $0.2 million to eliminate the activity between RailAmerica and G&W) for the period October 1, 2012 to December 28, 2012.

Acquisition/Financing Adjustments

b.	Represents the following components:

•	The reduction of $8.7 million in RailAmerica freight revenues for the twelve months ended December 31, 2012 (with an offsetting reduction in operating expenses – see note c. below) to conform to G&W’s financial presentation.

•	The elimination of $8.0 million in non-freight revenues earned during the year ended December 31, 2012 (see note c. below for the elimination of the related expense) by a subsidiary of RailAmerica for work performed for various subsidiaries of the Company.

c.	Represents the following components:

•	The elimination of $27.8 million of acquisition-related expenses and costs related to change of control agreements associated with the acquisition incurred by the Company during the year ended December 31, 2012.

•	The elimination of $20.4 million of acquisition-related expenses incurred by RailAmerica during the year ended December 31, 2012.

•	The estimated increase of $8.9 million in depreciation and amortization expense from the amount recorded in RailAmerica’s historical financial statements through September 30, 2012 in order to reflect the total estimated depreciation and amortization expense for the year ended December 31, 2012 of approximately $56 million related to the estimated preliminary fair value of property and equipment and identifiable intangible assets acquired, which are expected to have estimated useful lives of 5 – 50 years.

•	The reduction of $8.7 million in operating expenses to conform to G&W’s financial presentation (see b. above).

•	The elimination of $7.0 million in expenses incurred during the year ended December 31, 2012 by a subsidiary of RailAmerica associated with work performed for various subsidiaries of the Company (see b. above).

d.	Represents the following components:

•	The elimination of $31.9 million of RailAmerica’s interest expense due to the extinguishment of RailAmerica’s term loan and revolving credit facility upon consummation of the acquisition.

•	The net increase of $28.0 million in the Company’s interest expense estimated under the New Credit Agreement. The interest rates used were based on the rates applicable to the New Credit Agreement as of October 1, 2012 (the date the Company entered into the New Credit Agreement). A 1/8% variance in the variable interest rates would change the pro forma income available to common stockholders by approximately $1.1 million, assuming no impact from derivative instruments.

•	The elimination of $12.6 million in interest expense for a make-whole payment incurred by the Company due to the redemption of its Series B Senior Notes on October 1, 2012.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

•	The elimination of $3.2 million in interest expense for the write-off of deferred financing fees in connection with the Company’s refinancing of its outstanding debt on October 1, 2012.

•	The net increase of $5.6 million in amortization of debt issuance costs associated with the New Credit Agreement and the TEUs.

•	$1.1 million in interest expense associated with the TEUs.

e.	The elimination of a $50.1 million non-cash mark-to-market expense on the contingent forward sale contract incurred by the Company for the period between July 23, 2012 and September 30, 2012 related to the Investment Agreement for the Series A-1 Preferred Stock. The expense resulted from the significant increase in the Company’s share price between July 23, 2012 (the date the Company entered into the Investment Agreement) and September 28, 2012 (the last trading date prior to issuing the Series A-1 Preferred Stock).

f.	Of the $101.4 million acquisition/financing pro forma adjustments, the $50.1 million mark-to-market expense and approximately $9 million of acquisition-related expenses are non-deductible for tax purposes. The remaining pro forma adjustments listed above were calculated using a 37% statutory tax rate.

g.	Represents accrued preferred stock dividends for the nine months ended September 30, 2012 for the Series A-1 Preferred Stock. No adjustment is needed for preferred stock dividends for the three months ended December 31, 2012 as they were recorded in G&W’s audited consolidated statement of operations for the year ended December 31, 2012.

As the closing price of the Company’s Class A Common Stock exceeded $76.03 for 30 consecutive trading days as of February 12, 2013, the Company converted all of the outstanding Series A-1 Preferred Stock into 5,984,232 shares of the Company’s Class A Common Stock on February 13, 2013. On the conversion date, the Company paid to Carlyle cash in lieu of fractional shares and all accrued and unpaid dividends to such date on the Series A-1 Preferred Stock totaling $2.1 million.

h.	Includes 2.7 million and 2.2 million of additional basic and diluted weighted average shares from the Company’s public offerings of Class A Common Stock and TEUs to finance the acquisition, respectively, assuming the offerings occurred on January 1, 2012. The diluted weighted average shares include a reduction of 6.0 million shares as a result of the anti-dilutive effect of the Series A-1 Preferred Stock on the pro forma diluted earnings per share (“EPS”) calculation.

For basic EPS, the Company deducted the cumulative dividends on the Series A-1 Preferred Stock in calculating income available to common stockholders (i.e., the numerator in the calculation of basic EPS) and divided the income available to common stockholders by the weighted-average number of common shares outstanding during the period.

For diluted EPS, the Company used the if-converted method prescribed under U.S. GAAP in calculating the diluted impact of the Series A-1 Preferred Stock. In applying the if-converted method, conversion shall not be assumed for purposes of computing diluted EPS if the effect would be anti-dilutive. Convertible preferred stock is anti-dilutive whenever the amount of the dividend declared in or accumulated for the current period per common share obtainable on conversion exceeds basic EPS.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

4. ADDITIONAL FREIGHT REVENUES AND CARLOAD INFORMATION:

The following provides additional information with regard to G&W and RailAmerica pro forma freight revenues and carloads by commodity for the year ended December 31, 2012. Such information for both G&W and RailAmerica has been reclassified to reflect G&W’s commodity classifications effective January 1, 2013. (See also notes 3b and 3c).

	Pro Forma Q1 2012			Pro Forma Q2 2012
Commodity Group	Freight Revenues	Carloads	Avg Freight Revenues Per Carload	Freight Revenues	Carloads	Avg Freight Revenues Per Carload
Agricultural Products	$35,666	64,237	$555	$36,393	63,819	$570
Chemicals & Plastics	30,261	39,513	766	29,613	39,382	752
Metals	30,403	46,448	655	28,480	42,740	666
Pulp & Paper	25,049	38,800	646	25,267	38,383	658
Coal & Coke	23,603	72,594	325	24,177	72,513	333
Intermodal	18,702	13,456	1,390	23,088	16,710	1,382
Minerals & Stone	20,512	48,350	424	25,440	60,098	423
Metallic Ores	13,603	9,862	1,379	18,074	13,578	1,331
Lumber & Forest Products	16,587	28,929	573	18,390	31,952	576
Petroleum Products	13,143	19,061	690	11,937	17,576	679
Food or Kindred Products	7,694	14,229	541	7,863	13,928	565
Autos & Auto Parts	5,344	7,672	697	5,799	8,023	723
Waste	4,939	10,288	480	5,337	10,519	507
Other	4,809	17,478	275	5,817	17,462	333

Total G&W and RailAmerica	$250,315	430,917	$581	$265,675	446,683	$595

	Pro Forma Q3 2012			Pro Forma Q4 2012
Commodity Group	Freight Revenues	Carloads	Avg Freight Revenues Per Carload	Freight Revenues	Carloads	Avg Freight Revenues Per Carload
Agricultural Products	$29,998	50,440	$595	$30,771	57,312	$537
Chemicals & Plastics	30,354	39,450	769	30,194	39,037	773
Metals	27,750	40,618	683	27,727	38,157	727
Pulp & Paper	26,963	41,860	644	26,296	40,410	651
Coal & Coke	30,008	88,582	339	24,212	73,602	329
Intermodal	25,505	17,754	1,437	27,439	18,786	1,461
Minerals & Stone	23,164	55,503	417	20,949	51,069	410
Metallic Ores	19,655	14,109	1,393	30,193	14,197	2,127
Lumber & Forest Products	18,409	32,090	574	18,714	32,647	573
Petroleum Products	13,038	20,820	626	15,248	23,855	639
Food or Kindred Products	8,267	14,395	574	8,149	14,193	574
Autos & Auto Parts	5,574	7,600	733	5,556	8,047	690
Waste	5,801	10,987	528	5,775	10,944	528
Other	7,039	17,985	391	4,905	16,662	294

Total G&W and RailAmerica	$271,525	452,193	$600	$276,128	438,918	$629